OREGON STEEL MILLS, INC.
                                   ------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   ------------

                                   TO BE HELD
                                 APRIL 26, 2001
                             9:30 A.M. PACIFIC TIME
                                  ------------

TO THE STOCKHOLDERS:
     You are invited to attend the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. (the "Corporation") to be held at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix, Arizona 85008, on Thursday, April 26, 2001, at 9:30 a.m. Pacific Time.

     The meeting is being held for the following purposes:

     1.   To elect two Class A directors.

     2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 1, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting is available for inspection at the offices of the Corporation.

     Admission to the meeting will be by Admission Ticket only. If you are a stockholder of record or an ESOP participant and plan to attend the Annual Meeting, please detach your proxy from the Admission Ticket and present the ticket for admission to the meeting. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by the stockholder of record (your broker, bank, etc.) or other evidence of stock ownership.


                                            By Order of the Board of Directors,
                                            L.Ray Adams
                                            SECRETARY
March 20, 2001
Portland, Oregon






     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOUR PROMPT RESPONSE COULD SAVE THE CORPORATION THE EXPENSE OF A FOLLOW-UP MAILING.

                            OREGON STEEL MILLS, INC.
                               1000 S.W. BROADWAY
                                   SUITE 2200
                             PORTLAND, OREGON 97205
                                 (503) 223-9228
                                 --------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 --------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Oregon Steel Mills, Inc. (the "Corporation") to be voted at the Annual Meeting of Stockholders to be held at the Phoenix Airport Marriott, 1101 N. 44th Street, Phoenix,Arizona 85008 on Thursday, April 26, 2001, at 9:30 a.m. Pacific Time, and any adjournments thereof.

     Only stockholders of record at the close of business on March 1, 2001 are entitled to notice of, and to vote at, the meeting. At the close of business on that date, the Corporation had 25,776,804 shares of Common Stock, $0.01 par value per share ("Common Stock"), outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     When a proxy in the form accompanying this proxy statement is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the proxy. If no instructions are specified, the shares will be voted FOR Proposal 1 in the accompanying Notice of Annual Meeting of Stockholders, and such votes will be counted toward determining a quorum. Shares held of record by the Trustees of the Corporation's Employee Stock Ownership Plan Trust (the "ESOP") will be voted by the Trustees in accordance with instructions received from ESOP participants or, if no such instructions are received, the Trustees shall vote or take other action as they deem appropriate. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A stockholder may revoke a proxy by (i) written notice of such revocation to the Secretary of the Corporation at the above address; (ii) a later-dated proxy received by the Corporation; or (iii) attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a proxy.

     Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting of Stockholders. Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspector of election appointed for the meeting and will be counted in determining that a quorum is present. For Proposal 1, a plurality of the votes cast at the Annual Meeting is required to elect the directors. For Proposal 1, withholding authority to vote for a director will be treated as a vote cast against the nominee and a broker non-vote will not be treated as a vote cast.

     The approximate date on which this proxy statement and the accompanying proxy card are being mailed to the Corporation's stockholders is March 27, 2001. Solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by one or more telephone, telegram or personal solicitations by directors, officers or employees of the Corporation. No additional compensation will be paid for any such services. Except as described above, the Corporation does not intend to solicit proxies other than by mail. Costs of solicitation will be borne by the Corporation.

            PROPOSAL 1: NOMINATION AND ELECTION OF CLASS A DIRECTORS

NOMINEE

     The Corporation has a classified Board consisting of four Class A directors, Messrs. Corvin, Fulton, Keener and Sproul; three Class B directors, Messrs. Demorest, Reynolds and Swindells; and two Class C directors, Messrs. Boklund and Declusin. Class B and C directors serve until the Annual Meetings of Stockholders to be held in 2002 and 2003, respectively, and until their successors are elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at that annual meeting.

     Two Class A directors who served in that capacity since 1983 (Messr. Fulton) and 1994 (Messr. Keener) will retire from the Board effective as of the Annual Meeting. The Board has adopted a resolution, effective as of the Annual Meeting, to reduce the size of the Board to seven members and the number of Class A directors to two. The nominees for election as Class A directors are Joe E. Corvin and John A. Sproul, both members of the present Board. The Class A directors to be elected at the 2001 Annual Meeting will serve until the Annual Meeting of Stockholders in 2004 and until their successor are elected and qualified.

     Unless authority to vote for a director is withheld, the accompanying proxy, if properly executed and returned, will be voted for the election of the Class A nominees named below. If authority to vote for the nominees is withheld, the withheld votes will not be cast for any other nominee. If any nominee is unable or unwilling to serve as a director, proxies may be voted for such substitute nominee as may be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

     The following table sets forth information with respect to the persons nominated for election as Class A directors and each other director, including their names and ages as of February 15, 2001, business experience during the past five years and directorships in other corporations.

                                    Principal Occupation and                                                Director
                Name               Certain Other Directorships                                      Age       Since
                ----               ---------------------------                                      ---     -------
CLASS A (NOMINEES WHOSE TERM OF OFFICE WILL EXPIRE IN 2004):
Joe E.Corvin             Mr. Corvin is the President and Chief Executive Officer                     56       1997
                         of theCorporation. He was Vice President and General
                         Manager of the Portland Steelworks from May 1992
                         to June 1994, was Senior Vice President of
                         Operations of the Corporation from June 1994 to
                         May 1996, Chief Operating Officer of the
                         Corporation from June 1994 to January 2000, was
                         President of the Corporation's Oregon Steel Mills
                         Division from May 1996 to November 1996 and became
                         President of the Corporation in December 1996 and
                         Chief Executive Officer in January 2000.
John A. Sproul           Mr. Sproul was an Executive Vice President of Pacific                       76       1989
                         Gas and Electric Company from 1977 to 1989. During most
                         of that period,he was also Chairman of the Board and
                         Chief Executive Officer of Pacific Gas Transmission
                         Company, an interstate pipeline company.

CLASS B (DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2002):

Harry L.Demorest         Mr. Demorest is President and Chief Executive Officer                       59       2001
                         of Columbia Forest Products, Inc., a leading
                         manufacturer of hardwoodplywood and veneer, a position
                         he has held since March 1996. He is also a director on
                         the Boards of the Oregon Museum of Science and
                         Industry, and Oregon Symphony Orchestra and serves as
                         a trustee of Oregon State University Foundation and
                         Linfield College.

Stephen P. Reynolds      Mr. Reynolds was the President and Chief Executive                          52       1999
                         Officer of PG&E Gas Transmission-Northwest (formally
                         Pacific Gas Transmission Company)from 1987 until his
                         retirement in early 1998. Since that time, Mr. Reynolds
                         has been President and Chief Executive Officer of
                         Reynolds Energy International, an energy-consulting
                         firm. He is also a director on the Boards of the Oregon
                         Shakespeare Festival, Portland Center Stage, the Oregon
                         Independent College Fund, The Nature Conservancy of
                         Oregon and the Oregon Health Sciences University
                         Foundation.

William Swindells        Mr. Swindells is the Chairman of the Board of Directors                     70       1994
                         of Willamette Industries, Inc., a diversified wood
                         products company. He has held the position of Chairman
                         of the Board since 1985 and also held the position of
                         Chief Executive Officer from 1985 until September 1995
                         and again from November 1997 until December 1998. He
                         is a director on the Boards of Standard Insurance
                         Company and Airborne Express Company, and serves as a
                         trustee of Willamette University and the Oregon Health
                         Sciences University Foundation.



                                     Principal Occupation and                                                Director
                Name                Certain Other Directorships                                      Age       Since
                ----                ---------------------------                                      ---     -------
CLASS C (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 2003):
Thomas B. Boklund            Mr. Boklund is the Chairman of the Board of                             61       1982
                             Directors and formerChief Executive Officer of the
                             Corporation. He was Chief Operating Officer from
                             May 1982 to July 1985, Chief Executive Officer from
                             August 1985 to January 2000 and became Chairman
                             of the Board of Directors in February 1992. He
                             also served as President from May 1982 to February
                             1992, and was re-appointed as President from April
                             1994 to December 1996.

James Declusin               Mr. Declusin has spent the last sixteen years with                      58       2000
                             California Steel Industries, most recently serving
                             as Senior Executive Vice President and Chief
                             Operating Officer, retiring on October 31, 2000.
                             Prior to that time, Mr. Declusin spent seventeen
                             years in various management positions in the
                             commercial area of Kaiser Steel Corporation.


DIRECTORS' COMPENSATION, MEETINGS AND STANDING COMMITTEES

     The Board has standing Executive, Audit, and Compensation, Personnel and Succession Planning ("Compensation") Committees. The Board does not have a nominating committee. Directors who are not full-time employees of the Corporation receive an annual fee of $21,000, plus $1,200 for each Board and committee meeting attended and reimbursement of expenses. Directors who are full-time employees of the Corporation do not receive fees for serving on the Board or on committees.

     The Corporation has a deferred compensation plan for directors, by which all former and present outside directors of the Corporation who have served in the capacity of Director for five years or less since the 1986 Annual Meeting of Stockholders will be paid a benefit by the Corporation of $6,000 per year for each year served as an outside director up to a maximum of ten years. This benefit is to be paid commencing with the calendar year following the year such person ceases to be a director of the Corporation and is payable to either the director, the director's estate, or other designated beneficiary.

     On July 31, 1997, the Board established and adopted, effective January 1, 1998, the Oregon Steel Mills, Inc. Directors' Retirement Plan (the "Directors' Plan") to provide retirement benefits to directors. Starting with the first business day in January following a director's retirement, and continuing on an annual basis, retiring directors who have completed five years of service as an outside director are paid $20,000 annually until the number of payments equals the number of full years of service served as an outside director. For directors who have met the five-year service requirement, this Directors' Plan supersedes and replaces the deferred compensation plan mentioned in the preceding paragraph. The payment terms may be converted to a present value lump-sum payment and paid at anytime: 1) by the sole discretion of the Compensation Committee; 2) by a director terminating service with the Corporation within three years following a Change in Control (as defined in the Plan); or 3) upon the death of a director or ex-director.

     For the two Board members who retired effective April 2000, under the Directors' Plan: 1) Mr. Richard G. Landis who was an outside director for twelve years is scheduled to receive an annual payment of $20,000 for twelve years commencing in January 1, 2001; and 2) Mr. James A. Maggetti has received in April 2000 a one-time lump-sum payment of $168,692 for his past 12 years of service as an outside director. Mr. Neil V. Fulton and Mr. Robert W. Keener will retire in April 2001. Under the Director's Plan, Mr. Fulton, who was an outside director for 8 years, will have the option to receive his Director's retirement payment of $20,000 for 8 years commencing January 1, 2002 or a lump-sum payment of $127,560. Mr. Keener, who was an outside director for 7 years, will have the option to receive $20,000 for 7 years commencing January 1, 2002 or a lump-sum payment of $114,579.

     During 2000, the Board held four meetings, the Audit Committee held 3 meetings and the Compensation Committee held 3 meetings. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of committees of which he is a member which were held during the period for which he was a director.

     The Executive Committee may exercise all the authority of the Board, subject to actions of the full Board and except as otherwise provided by the Corporation's restated certificate of incorporation, the Corporation's bylaws or applicable law. The members of the Executive Committee during 2000 were Messrs. Keener, Reynolds and Corvin.

     The Audit Committee reviews services provided by the Corporation's independent auditors, reviews with them the results of their audit, the adequacy of internal accounting controls, the quality of financial reporting and any recommendations they may have, and makes recommendations to the Board concerning their engagement or discharge. The members of the Audit Committee during 2000 were Messrs. Sproul, Fulton and Keener.

     The Compensation Committee establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel, subject to approval of the Board. The members of the Compensation Committee during 2000 were Messrs. Swindells, Reynolds and Sproul.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of the Common Stock as of February 1, 2001, by (i) each director, director nominee and named executive officer; (ii) each person known to the Corporation to be a beneficial owner of more than 5% of the outstanding shares of Common Stock; and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

                                                     Number         Percentage
                            Name                    of Shares        of Class
                            ----                    ---------       ----------
      Thomas B. Boklund (1) (2)                        86,324(4)         *
      Joe E. Corvin (1) (2)                            33,874(5)         *
      L. Ray Adams (2)                                  1,110(3)         *
      James Declusin (1)                                   --            *
      Harry L. Demorest (1)                            20,000            *
      V. Neil Fulton (1)                                7,568            *
      Robert W. Keener (1)                                --             *
      Stephen P. Reynolds (1)                             100            *
      Steven M. Rowan (2)                              19,857(3)         *
      John A. Sproul (1)                                2,000            *
      Jeff S. Stewart (2)                               4,520(6)         *
      William Swindells (1)                             1,000            *
      Dimensional Fund Advisors, Inc. (8)
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401              2,038,161             7.91%
      First Pacific Advisors, Inc. (9)
        11400 West Olympic Boulevard, Suite 1200
        Los Angeles, California 90064               3,270,100             12.7%
      All directors and executive officers
        as a group (16 persons)                       176,353(7)         *

---------------------

* Less than 1% of the outstanding Common Stock.

(1) Member of the Board of Directors

(2) Named executive officer.

(3) All shares are held by the Employee Stock Option Plan (ESOP) for Messrs. Adams and Rowan. Participants in the ESOP have the power to vote these shares under the terms of the ESOP, but they do not have investment power with respect to such shares.

(4) Includes 6,500 shares held directly and 79,823 shares held by the ESOP for the account of Mr. Boklund. Mr. Boklund has the power to vote the shares under the terms of the ESOP, but he does not have investment power with respect to such shares.

(5) Includes 2,000 shares held directly and 31,874 shares held by the ESOP for the account of Mr. Corvin. Mr. Corvin has the power to vote the shares under the terms of the ESOP, but he does not have investment power with respect to such shares.

(6) Includes 3,000 shares held directly and 1,520 shares held by the ESOP for the account of Mr. Stewart. Mr. Stewart has the power to vote the shares under the terms of the ESOP, but he does not have investment power with respect to such shares.

(7) Includes 134,185 shares held by the ESOP for the accounts as to which the respective beneficial owners have the power to direct the vote under the terms of the ESOP, but they do not have investment power with respect to such shares.

(8) Based on the information obtained from Schedule 13G, dated February 7, 2001, filed by Dimensional Fund Advisors with the Securities and Exchange Commission.

(9) Based on the information obtained from Schedule 13G dated February 8, 2001, filed by First Pacific Advisors, Inc. with the Securities and Exchange
    Commission: First Pacific Advisors, Inc. has the shared power to dispose of 3,270,100 shares and the shared power to vote 1,599,700 shares.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or accrued by the Corporation and its subsidiaries for the Chief Executive Officer and each of the four most highly paid executive officers of the Corporation and its subsidiaries as of December 31, 2000.

                           SUMMARY COMPENSATION TABLE
                                                                                                                  ALL OTHER
                                                          ANNUAL COMPENSATION(5)                                COMPENSATION(5)
                                  -----------------------------------------------------------------------       ---------------
          Name and                                                                ESOP                            Thrift Plan
     Principal Position           Year         Salary          Bonus(1)      Contribution(2)      SERP(3)       Contribution(4)
     ------------------           ----         ------          --------      ---------------      -------       ---------------
Thomas B. Boklund                 2000         $550,000        $ 10,120            $ --            $  333                --
Chairman of the                   1999          531,251          96,087              28             2,335                --
Board                             1998          500,000          30,938             168             3,785                --

Joe E. Corvin                     2000         $545,833          $8,280            $ 15               $38                --
President and CEO                 1999          431,250          78,026              28               263                --
                                  1998          398,333          24,750             168               371                --

L. Ray Adams                      2000         $262,500        $  4,830            $ 15               $16            $4,800
Vice President of                 1999          257,813          46,600              28               115             4,800
Finance and Chief                 1998          248,958          15,469             168               167             4,800
Financial Officer

Steven M.Rowan                    2000         $200,000        $  3,680            $ 15             $   9            $4,800
Vice President,                   1999          200,000          36,125              28                61             4,800
Materials and                     1998          186,875          11,523             168                89             4,800
Transportation

Jeff S. Stewart                   2000         $148,333        $  1,840            $  9                --            $4,505
Controller                        1999           91,966          16,441              19                --             3,188
                                  1998           89,666           4,335              72                --             2,690

-----------

(1) Amounts earned pursuant to the Corporation's Profit Participation Plan in 1999 and paid in 2000.

(2) Value of stock contributions made by the Corporation on behalf of the named executive to the Employee Stock Ownership Plan Trust, as determined at the time of such contribution.

(3) Amounts paid under the Corporation's Supplemental Retirement Plan.

(4) Matching contributions made by the Corporation on behalf of the named executive to the Corporation's Thrift Plan.

(5) Pension benefits accrued in 1998-2000 are not included in this Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

     In April 2000, the stockholders approved the Corporation's 2000 Stock Option Plan ("Option Plan"). The Option Plan is administered by the Compensation Committee of the Board of Directors and provides for grants to officers and employees of options to acquire up to one million shares of the Common Stock, subject to the limitations set forth in the Option Plan. Pursuant to the Option Plan, the granting of options is at the discretion of the Board of

Directors, and it has the authority to set the terms and conditions of the options granted. As of February 1, 2001, options to purchase 188,500 shares of the Common Stock were outstanding under the Option Plan.

     The following table sets forth certain information regarding outstanding options to purchase shares of Common Stock of the Company as of February 1, 2001, as to each of the named executive officer:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Grant
                                                 Individual Grants                                                 Date Value
------------------------------------------------------------------------------------------------------------------------------------

          (a)                           (b)                (c)                 (d)                 (e)                 (f)
                                     Number of
                                    Securities         % of Total
                                    Underlying       Options Granted       Exercise or                             Grant Date
                                   OptionsGrant      to Employees in       Base Price          Expiration            Present
         Name                         (#)(1)           Fiscal Year           ($/SH)               Date             Value $(2)
------------------------------------------------------------------------------------------------------------------------------------
 Thomas B. Boklund                         0                  0                    0                0                    0
------------------------------------------------------------------------------------------------------------------------------------
 Joe E. Corvin                        55,000                29%              $1.9375            10/25/10              $.95
------------------------------------------------------------------------------------------------------------------------------------
 L. Ray Adams                         20,000                11%               1.9375            10/25/10               .95
------------------------------------------------------------------------------------------------------------------------------------
 Steven M. Rowan                      10,000                 5%               1.9375            10/25/10               .95
------------------------------------------------------------------------------------------------------------------------------------
 Jeff S. Stewart                       7,500                 4%               1.9375            10/25/10               .95
------------------------------------------------------------------------------------------------------------------------------------

(1) Of the shares granted underlying this option, 50% were vested and exercisable on October 26, 2000. The remaining shares are vested and exercisable as long as the employee remains with the Corporation under the following schedule: 16.67% on October 26, 2001; 16.67% on October 26, 2002; 16.67% on October 26, 2003.

(2) The determination of present value has been made utilizing the Black-Scholes method.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table sets forth certain information concerning each exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options:


------------------------------------------------------------------------------------------------------------------------------------

           (a)                      (b)                       (c)                        (d)                       (e)
                                                                                Number of Securities      Value of Unexercised
                                                                               Underlying Unexercised     In-the-Money Options
                                                                                Options at FY-End (#)         at FY-End ($)

                            Shares Acquired on               Value                  Exercisable/              Exercisable/
          Name                 Exercise (#)               Realized ($)              Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Thomas B. Boklund                   0                         0                          0                        0/0
-----------------------------------------------------------------------------------------------------------------------------------
Joe E. Corvin                       0                         0                    27,500/27,500                  0/0
-----------------------------------------------------------------------------------------------------------------------------------
L. Ray Adams                        0                         0                    10,000/10,000                  0/0
-----------------------------------------------------------------------------------------------------------------------------------
Steven M. Rowan                     0                         0                     5,000/5,000                   0/0
-----------------------------------------------------------------------------------------------------------------------------------
Jeff S. Stewart                     0                         0                     3,750/3,750                   0/0
-----------------------------------------------------------------------------------------------------------------------------------


                        DEFINED BENEFIT RETIREMENT PLANS

     The Corporation's pension plans are defined benefit plans qualified under section 401(a) of the Internal Revenue Code (the "Code"). Executive officers and most other domestic employees of the Corporation are eligible to participate in the Oregon Steel Mills, Inc. Pension Plan (the "Plan") or similar plans. Normal retirement is at age 65.

     The amount of an employee's pension benefit and the resulting monthly payments an employee receives upon retirement are based upon the level of the employee's prior annual compensation, the employee's number of years of benefit service and other factors. The employee's annual pension benefit is equal to the sum of:

     (i) for each full or partial year of benefit service prior to January 1, 1994, 1% of the first $22,800 of Past Service Compensation, plus 1.6% of Past Service Compensation in excess of $22,800. ("Past Service Compensation" is the employee's average compensation for the years 1991, 1992 and 1993); plus,

     (ii) for each full or partial year of benefit service beginning on or after January 1, 1994, 1.2% of the employee's compensation during such year up to the employee's "Covered Compensation" amount for the year, plus 1.7% of the employee's compensation in excess of such "Covered Compensation" amount. ("Covered Compensation" for each year is determined by the employee's age and is taken from a Social Security Covered Compensation Table published annually in accordance with IRS regulations. For any given age, the "Covered

          Compensation" amount in the Table represents the average of the Social Security taxable wage bases over the 35-year period ending in the year someone that age will reach Social Security normal retirement age.)

     In addition to the Plan, the Corporation initiated effective May 1, 1994, a Supplemental Retirement Plan (the "SERP") to supplement the Plan and ESOP and make up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code on benefits and contributions under those plans. The SERP results in highly compensated employees receiving retirement benefits calculated on the same basis as other employees. Employees become eligible for benefits under the SERP whenever: (a) the employee has service after the effective date; (b) the employee becomes eligible for benefits under the Plan or an allocation under the ESOP; and (c) the employee's benefit or allocation is limited by section 401(a)(17) of the Code or by the dollar amount under section 415 of the Code, or both. The benefit paid under the SERP is the difference between the Plan benefit calculated as described above and the amount that would have been paid under the Plan in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code; plus the difference between the amount of ESOP benefit allocated to the participant under the ESOP after 1988 and the amount that would have been allocated in the absence of the dollar limits in sections 401(a)(17) and 415 of the Code, plus dividends that would have been paid on such shares after May 1994. Such benefit payments are made at the time that the benefits under the Plan or ESOP, as applicable, are paid, or earlier upon an adverse IRS ruling. The Compensation Committee of the Board of Directors may amend or terminate the SERP at any time so long as rights already accrued at the time of such amendment or termination are preserved.

      The following Pension Plan Table shows the estimated annual benefits payable upon retirement at age 65 (including benefits under the SERP) in the specified compensation and years of service classifications.


                                        PENSION PLAN TABLE
                                   (QUALIFIED PLAN PLUS SERP)(2)

     ---------------------------- -------------------------------------------------------------------------------------
                                                                    YEARS OF SERVICE
     ---------------------------- -------------------------------------------------------------------------------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
           REMUNERATION(2)               15               20               25               30               35
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------

              $125,000                 $28,125          $37,500         $46,875           $56,250          $65,625
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $150,000                 34,500           46,000           57,500           69,000           80,500
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $175,000                 40,875           54,500           68,125           81,750           95,375
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $200,000                 47,250           63,000           78,750           94,500           110,250
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $225,000                 53,625           71,500           89,375           107,250          125,125
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $250,000                 60,000           80,000          100,000           120,000          140,000
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $300,000                 72,750           97,000          121,250           145,500          169,750
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $350,000                 85,500           114,000         142,500           171,000          199,500
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $400,000                 98,250           131,000         163,750           196,500          229,250
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $450,000                 111,000          148,000         185,000           222,000          259,000
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $500,000                 123,750          165,000         206,250           247,500          288,750
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $550,000                 136,500          182,000         227,500           273,000          318,500
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $600,000                 149,250          199,000         248,750           298,500          348,250
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $650,000                 162,000          216,000         270,000           324,000          378,000
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
               $700,000(1)             174,750          233,000         291,250           349,500          407,750
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $750,000                 187,500          250,000         312,500           375,000          437,500
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $800,000                 200,250          267,000         333,750           400,500          467,250
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------
              $850,000                 213,000          284,000         355,000           426,000          497,000
     ---------------------------- ------------------ -------------- ----------------- ---------------- ----------------

     ------------------------------------------------------------------------------------------------------------------

(1) Represents at least 125% of the maximum compensation for the year ended December 31, 2000.

(2) Estimates assume all service is after January 1, 1994 and Social Security Covered Compensation as defined above is $50,000 for all years. The estimates do not include the ESOP benefit pursuant to the SERP, which is not determined by years of service and final compensation.

     The portion of an employee's benefit attributable to years of benefit service in excess of 35 years, is limited to 1.0% of his Past Service Compensation for purposes of (i) above; and to 1.2% of his annual compensation for purposes of (ii) above. Notwithstanding the foregoing, an employee's compensation taken into account for any Plan year after 1993 shall not exceed $150,000 (or such other amount as may be prescribed for the relevant plan year by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code). As previously described, the SERP will pay benefits on the additional compensation above that amount. The plan benefits are not subject to deduction for Social Security or other offset amounts.

     For each named executive officer listed on the Summary Compensation Table, the applicable compensation each year is the sum of the "Salary" and "Bonus" compensation shown, limited as described above. Upon their retirement, assuming retirement at age 65 and no increase in current rates of annual compensation, and based upon years of service at December 31, 2000, Messrs. Boklund, Corvin, Adams, Rowan and Stewart would receive lifetime annual payments under the Plan and pension benefits pursuant to the SERP combined of $253,906, $184,692, $103,338, $99,427 and $69,799, respectively. Their credited years of service as of December 31, 2000 are twenty-seven, thirty-one, twelve, twenty-eight and twelve, respectively. In addition, ESOP benefits pursuant to the SERP would include dividends and the equivalent value of shares of Common Stock accrued through December 31, 2000 of $5,936, $692, $299, $157 and $0, respectively. Future ESOP benefit additions, if any, would be derived from discretionary annual ESOP allocations set by the Board of Directors.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

     In July 2000, the Corporation entered into change-in-control agreements ("Agreements") with Messrs. Corvin, Adams, and Rowan and certain other key employees ("Employees"). Change in Control is defined to include, among other things, the transfer of 25% or more of the Corporation's voting securities to any person or entity other than the ESOP or the election of a majority of directors who were not nominated by the then current Board. The Agreements provide, among other things, for severance compensation in the event that an Employee's employment is terminated by the employer without cause or by the Employee with good reason, all as defined in the Agreements, during the three-year period following a Change in Control. Severance compensation is to be calculated as the sum of (i) three times the Employee's annual base salary as of the date of termination or immediately prior to the Change in Control, whichever is greater, (ii) an amount equal to the lump sum present actuarial value of the excess, if any, of the normal retirement allowance to which the Employee would have been entitled under the Pension Plan, assuming that the Employee continued as an active participant under such plan, without change in his rate of annual pay, until the earlier of his 65th birthday or the tenth anniversary of the date of the Change in Control, over the normal retirement allowance to which the Employee is actually entitled under such plan as of the date of termination, and
(iii) group health benefits substantially similar to what the Employee was receiving immediately prior to the date of termination. In addition, the Corporation will pay an additional amount to the Employee to compensate for excise taxes the Employee is required to pay on "excess parachute payments."

     Effective January 2000, the Corporation and Mr. Boklund entered into an employment arrangement, under which Mr. Boklund will serve as Chairman of the Board until June 30, 2001. Under the arrangement, Mr. Boklund will receive a base salary of $550,000 plus certain benefits, and payment of his full base salary and benefits through the termination date of the arrangement in the event that his employment is terminated without cause or by Mr. Boklund with good reason. Under the arrangement, Mr. Boklund agrees not to compete with the Corporation during the term of the arrangement and for a period of three years after termination of his employment.

     The Corporation has entered into Indemnification Agreements with each director and certain executive officers (an "Indemnified Person"). Each agreement provides that the Corporation shall indemnify the Indemnified Person if and when the Indemnified Person is or was a party or is threatened to be made a party to any action, suit, arbitration, investigation, administrative hearing or any other proceeding (a "Proceeding") because of the Indemnified Person's status or former status as a director, officer or other agent of the Corporation or because of anything done or not done by the Indemnified Person in such capacity, against all expenses and liabilities actually and reasonably incurred by the Indemnified Person or on the Indemnified Person's behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. The Corporation will advance to the Indemnified Person all reasonable defense expenses incurred in defense of any Proceeding. Further, each agreement provides that upon the acquisition of 30% or more of the outstanding shares of Common Stock, other than by the Corporation or the ESOP, without approval by a majority of the Corporation's Board prior to such acquisition, the Corporation will obtain and maintain over the term of the agreement an irrevocable standby letter of credit on terms satisfactory to the Indemnified Person in an appropriate amount (but not less than $500,000) naming the Indemnified Person as the beneficiary in order to secure the Corporation's obligation under the agreement. Finally, each agreement provides that the Corporation must maintain director and officer insurance in the amount of at least $2.0 million with coverage at least comparable to its then current insurance for the Indemnified Person for the term of the agreement. The Corporation may elect to not purchase the required insurance if the insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation, either the premium cost for such insurance is disproportionate to the amount of coverage or the coverage provided by such insurance is so limited that there is insufficient benefit from such insurance.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION During 2000 the Compensation Committee members were William Swindells,
Chairman, Stephen P. Reynolds and John A. Sproul.

     BOARD COMPENSATION, PERSONNEL AND SUCCESSION PLANNING COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation, Personnel and Succession Planning Committee (the "Committee") of the Board establishes the general compensation policies of the Corporation and the compensation plans and specific compensation levels for executive officers and establishes guidelines for the compensation of other personnel, subject to approval of the Board. The 2000 Committee was composed of three independent, non-employee directors.

COMPENSATION PRINCIPLES

     The Corporation believes that the compensation program should be designed to attract, retain and motivate talented employees to contribute to the Corporation's long-term success. To ensure that compensation is competitive, the Corporation periodically collects and analyzes compensation practices of companies and competitors in its industry and uses that information as the basis to determine whether the Corporation's compensation program is in a competitive range. The Corporation maintains the philosophy that compensation of all employees should be directly and materially linked to operating and financial performance of the Corporation. To achieve this linkage, incentive compensation programs are provided based upon pre-tax profit, return on assets and operating income. The Corporation has also established stock ownership as part of non-union employee compensation to promote the alignment of employee long-range interests with those of the stockholders. In addition, the Corporation believes that whenever possible the compensation and benefit program provided to the executive officers should be based on similar principles as for all other non-union employees. These principles align all employee compensation with the Corporation's objectives, operating strategy, management initiatives and financial performance. Within this overall philosophy, the Corporation's objectives are to:

[BULLET] Offer a total compensation program that takes into consideration the compensation practices of comparable companies with whom the Corporation competes for executive talent.
[BULLET] Support a performance-oriented environment in which everyone is working together in pursuit of the Corporation's short-term and long-term goals.

[BULLET] To maximize the Corporation's long-term growth and profitability and the enhancement of stockholder value.

COMPARATIVE EVALUATION

     The Corporation seeks to align total compensation for its executive officers with that of comparable executive positions in other manufacturing companies and other steel companies.

     In 1998, the Committee benchmarked its compensation program by retaining an independent outside consulting firm to prepare a report that compared the base salary and other benefits of the Corporation to other durable goods manufacturing companies (the "Report"). The Report focused on total compensation for the 14 most senior executive positions. In preparing the Report, the consulting firm reviewed the executive position descriptions and competitive practices and pay levels for numerous durable goods manufacturing companies (including steel companies).

     In 2000, the Corporation retained an independent outside consulting firm to review incentive compensation elements utilized at other manufacturing companies. As a result, the consultants recommended performance-based incentive plans for all employees.

COMPENSATION ELEMENTS

     There are four elements in the Corporation's executive officer compensation program, all determined by individual performance and corporate performance and profitability.

     BASE SALARY COMPENSATION

     The Committee adjusts base salary levels within pre-established ranges to reflect the responsibilities and performance of individuals. The responsibilities assumed, the skills and experience required by the job, and the performance of the individual are relatively equal considerations in determining base salary.

     ANNUAL INCENTIVE COMPENSATION

     As noted above, the Corporation believes that all employees share in the responsibility for achieving profits. Accordingly, the Corporation has discretionary profit participation plans under which it distributes quarterly to most of its U.S. employees with over three months of employment 12% to 20%, depending on location, of its domestic pre-tax earnings after adjustments for certain non-operating items. Each employee receives a share of the distribution based on the level of the employee's base compensation compared with the total base compensation of all eligible employees. The Corporation may modify, amend or terminate the plans at the discretion of the Board of Directors, subject to the terms of various labor agreements.

     Officers and certain other named executives participate in an annual incentive plan (AIP) designed to reward participants with an annual bonus if return on assets meets or exceeds the three year rolling average of industry peers. The annual bonus is allocated based upon a pre-determined percentage of the participant's salary.

     EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Corporation has an ESOP for qualified employees (generally those employees with six months of employment) of Oregon Steel Mills, Inc. Annual contributions to the ESOP, which are at the discretion of the Board, are based upon the financial performance of the Corporation. The annual contribution may be in cash or Common Stock but historically has been in Common Stock. Shares are allocated to the accounts of qualified employees, including executive officers, at the end of each year in proportion to each eligible employee's total eligible compensation compared with the total eligible compensation of all eligible employees. As noted above, the purpose of this program is to provide additional incentive for employees to work to maximize stockholder value. The ESOP program utilizes vesting periods and diversification features that encourage employees to retain ownership of the Corporation's Common Stock and continue in the employ of the Corporation.

     The Corporation also has a SERP (as discussed previously under the heading "Defined Benefit Retirement Plans") whereby the SERP supplements pension and ESOP benefits, making up for benefits which were lost because of the dollar limits imposed by sections 401(a)(17) and 415 of the Code.

STOCK OPTION PLAN

     In April 2000, stockholders approved a long-term incentive plan which is a non-qualified stock option plan. See section entitled, "Option Grants in Last Fiscal Year" on page 5.

CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     The Committee has used the aforementioned compensation principles with respect to the salary of Mr. Corvin who became CEO of the Corporation on January 1, 2000. In determining Mr. Corvin's base salary for 2000, the Committee reviewed the Report, the Corporation's financial results, and Mr. Corvin's performance and responsibilities. As a result of this review, the Committee adjusted his compensation. In 2000, Mr. Corvin was a part-year participant in the Profit Participation Plan of the Corporation and the ESOP under the same provisions and formulas as other domestic employees of the Corporation and received options to purchase 55,000 shares under the stock option plan. During 2000 Mr. Corvin did not receive any compensation under the profit participation plan, ESOP or AIP.

     The Corporation does not have any "Excessive Employee Remuneration" as defined in section 162(m) of the Code.

      COMPENSATION, PERSONNEL AND SUCCESSION PLANNING COMMITTEE DURING 2000
                           William Swindells, Chairman
                               Stephen P. Reynolds
                                  JohnA. Sproul

                AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     The Board of Directors maintains an Audit Committee comprised of outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange that governs audit committee composition.

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Corporation has adopted a written Charter of the Audit Committee, a copy of which is attached as Appendix A.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation's audited financial statements to generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditor's provision of non-audit services to the Corporation is compatible with maintaining the auditor's independence. The Corporation incurred the following fees for services performed by PricewaterhouseCoopers LLP in fiscal 2000.

                                   AUDIT FEES

     Fees for the fiscal year 2000 audit and the review of Forms 10-Q are $264,400, of which an aggregate amount of $174,900 has been billed through December 31, 2000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 are $1,255,700, including $1.2 million for fees associated with refinancing the Corporation's credit agreement.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                            John A. Sproul, Chairman
                     V. Neil Fulton, Audit Committee Member
                    Robert W. Keener, Audit Committee Member

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return of the Corporation's Common Stock, based on the market price of Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard and Poor's 400 Midcap Stock Index ("S&P MID Index") and the Standard & Poor's Midcap Iron and Steel Index ("S&P MIDIRON Index").

STOCKHOLDER RETURN
MEASUREMENT PERIOD                   OREGON        S&P MID        S&P MIDIRON
(FISCAL YEAR COVERED)                STEEL          INDEX            INDEX
---------------------                ------        -------        -----------

MEASUREMENT POINT - 12/31/95       $100.00          $100.00          $100.00

FYE 12/31/96                        125.00           119.00           118.00
FYE 12/31/97                         16400           158.00           116.00
FYE 12/31/98                         95.00           188.00            88.00
FYE 12/31/99                         67.00           215.00           259.00
FYE 12/31/00                         21.00           259.00            43.00


(a)  Dividends are reinvested at the end of the month in which they are paid.
(b) Assumes $100 invested in Oregon Steel, the S&P MID index companies and the S&P MIDIRON index companies on December 31, 1995.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Corporation's review of Forms 3, 4, and 5 furnished to the Corporation pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all such forms were filed on a timely basis.

                             INDEPENDENT ACCOUNTANTS

     During the fiscal year 2000, PricewaterhouseCoopers LLP ("PWC") served as independent accountants to the Corporation. They have been appointed as the Corporation's independent accountants for the fiscal year 2001 by the Board. Representatives of PWC will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they desire to do so.
                                  OTHER MATTERS

     The Board knows of no other matters to be brought before the Annual Meeting. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in the 2002 proxy materials and consideration at the 2002 Annual Meeting of Stockholders must be received by the Corporation no later than November 20, 2001 and no earlier than October 21, 2001. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing stockholder proposals submitted for inclusion in proxy materials.

     In order to be considered at the 2002 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Company's bylaws and must be received by the Company no later than November 20, 2001 and no earlier than October 21, 2001.

                                                        L. Ray Adams
                                                        SECRETARY
Portland, Oregon
March 20, 2001

                                                          APPENDIX A

                             AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

     The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors. Independence shall be as defined under NYSE guidelines.

     The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.
     In meeting its responsibilities, the Audit Committee is expected to:
     1. Provide an open avenue of communication between the internal auditor, the outside auditor and the Board of Directors.

     2. Review and update the Committee's charter periodically as needed, at least annually.

     3. Recommend to the Board of Directors the outside auditor to be appointed by the Board and the fee to be paid to the outside auditor. The outside auditor is ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have ultimate authority and responsibility to select evaluate and replace the outside auditor.

     4. Review and ratify the appointment, replacement, reassignment, or dismissal of the manager of internal audit.
     5. Confirm and assure the independence of the internal auditor and the outside auditor, including a review of management consulting services and related fees provided by the outside auditor. Obtain a formal written statement from the outside auditor delineating all relationships with the Company.

     6. Inquire of management, the manager of internal audit and the outside auditor about significant financial matters that have been identified by the internal auditor or outside auditor, and assess the steps management has taken to minimize risks to the company.

     7. Consider, in consultation with the outside auditor and the manager of internal audit, the audit scope and plan of the internal auditor and the outside auditor. Review with the manager of internal audit and the outside auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     8. Consider and review with the outside auditor and the manager of internal audit:
          a) The adequacy of the company's internal controls including computerized information system controls and security.

          b) Any related significant findings and recommendations of the outside auditor and internal auditor together with management's responses thereto.

          c) Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring all individuals possess an understanding of their roles and responsibilities.

          d) Require that the outside auditor keep the Audit Committee timely informed about fraud, illegal acts, and deficiencies in internal control.

     9. Review with management and the outside auditor at the completion of the annual examination:

          a)   The Company's annual financial statements and related footnotes.

          b) The outside auditor's audit of the financial statements and his or her report thereon.

          c) Any significant changes required in the outside auditor's audit plan.

          d) Management's handling of any proposed adjustments identified by the outside auditor.

          e) Any serious difficulties or disputes with management encountered during the course of the audit.

          f) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

          g) Review significant accounting and reporting issues, including complex or unusual transactions identified by the outside auditor and recent professional and regulatory pronouncements. Understand their impact on the financial statements.

     10.  Consider and review with management and the manager of internal audit:

          a) Significant findings during the year and management's responses thereto.

          b) Any difficulties encountered in the course of audits, including any restrictions on the scope of their work or access to required information.

          c)   Any changes required in the scope of their audit plan.

          d)   The internal audit department budget and staffing.

          e)   The internal audit department charter.

     11. Review legal and regulatory matters identified by the outside auditor that may have a material impact on the financial statements.

     12. Whenever requested, or as considered useful or appropriate by Committee members, meet with the manager of internal audit, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     13. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

                         2001 ANNUAL MEETING GUIDELINES

     In the interest of an orderly and constructive meeting, the following guidelines will apply for the 2001 Oregon Steel Mills, Inc. Annual Meeting of
Stockholders:

     1. To gain entrance at the meeting, you must present the enclosed Admission Ticket or evidence of ownership of Oregon Steel Mills, Inc. stock.

     2. Except those employed by the Corporation to provide a record of the proceedings, the use of cameras, sound recording equipment, microphones, megaphones and other noise making devices is prohibited. Briefcases, purses and parcels may be examined or searched before you are admitted to the meeting. No signs, placards, banners, leaflets or similar materials may be brought into the meeting.

     3. The business of the meeting is set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 20, 2001. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

     4. Please register your attendance at the meeting on the sign-up sheet at the registration table. If you wish to comment on a proposal which will be voted on at the meeting or ask an appropriate question about the business of the Corporation at the end of the meeting, please register your intention to do so on the sign-up sheet at the registration table.

     5. Time has been reserved at the end of the meeting for stockholder questions that relate to the business of the Corporation. After you have registered and at the appropriate time, please go to the microphone, state your name and confirm that you are a stockholder before asking your question. Please direct all comments or questions to the Chairman. Comments or questions from the floor are limited to two minutes to provide an opportunity for as many stockholders as possible.

     6. Personal grievances or claims are not appropriate subjects for the meeting.

     7. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise. Voting results announced by the Inspector of Election at the meeting are preliminary. Final results will be included in the summary of the results of the meeting included in the Corporation's first Quarterly Report on Form 10-Q.

                            OREGON STEEL MILLS, INC.
                         ANNUAL MEETING - APRIL 26, 2001
                      PROXY SOLICITED BY BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas B. Boklund and L. Ray Adams, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Oregon Steel Mills, Inc. on April 26, 2001 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the items on the reverse side.

     THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.
                    (CONTINUED AND TO BE SIGNED ON REVERSE)



                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]



                                ADMISSION TICKET

             ADMISSION TICKET FOR THE 2000 OREGON STEEL MILLS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS,
              THURSDAY, APRIL 26, 2001, AT 9:30 A.M. PACIFIC TIME
                    AT THE PHOENIX AIRPORT MARRIOTT,
                 1101 N. 44TH STREET, PHOENIX, ARIZONA 85008.

                                  Please mark         [Square box
                                  your votes           in which an
                                  as indicated         "X" has been
                                  in this example.     marked]

1.  Election of Class A Director

         FOR
         [  ]     FOR nominees listed below

       WITHHOLD
         [  ]    WITHHOLD AUTHORITY to vote for nominees listed below.

                          JOE E. CORVIN, JOHN A. SPROUL



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.



                                                     Date:            , 2001
                                                           -----------

[To the left of "Date"                               -----------------------
 appears a 3/8-inch,                                  Signature of Shareholder
 horizontal black line;
 a perpendicular 3/8-inch                             -----------------------
 black line extends                                   Signature or Signatures
 downward from the right
 corner of the horizontal
 line.)


Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. When shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                    [TRIANGLE]FOLD AND DETACH HERE[TRIANGLE]




                                ADMISSION TICKET


 ADMISSION TICKET FOR THE 2000 OREGON STEEL MILLS, INC. ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, APRIL 26, 2001, AT 9:30 A.M. PACITIC TIME AT THE PHOENIX AIRPORT MARRIOTT, 1101 N. 44TH STREET, PHOENIX, ARIZONA 85008.

                              THIS IS NOT A PROXY

Admits stockholder(s) or duly appointed proxy(ies) of record only.

NON-TRANSFERABLE.

THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE PRESENTED TO ENTER THE MEETING.

Admittance will be based upon availability of seating.

THE DISTRIBUTION OF LEAFLETS AND OTHER MATERIAL IS NOT PERMITTED. CAMERAS, TAPE RECORDERS, MICROPHONES, MEGAPHONES, AND OTHER NOISE MAKING DEVICES ARE PROHIBITED IN THE MEETING. THANK YOU FOR YOUR COOPERATION.